                                                                         FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                                             RASC SERIES 2006-KS6 TRUST
                                                                                                             $523,655,000 (APPROXIMATE)

This Information was prepared by J.P. Morgan Securities Inc. in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the
Statement from your sales representative.

                                                      RASC SERIES 2006-KS6 TRUST

                                  HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-KS6

                                                      $523,655,000 (APPROXIMATE)

                                                          Subject to Revision

                              July 19, 2006 - Free Writing Prospectus Containing Computational Materials

Any transactions in the certificates will be effected through J.P. Morgan Securities, Inc.

The information herein has been provided solely by J.P. Morgan Securities,  Inc.  ("JPMorgan") based on information with respect to the Mortgage Loans provided by Residential Funding Corporation ("RFC") and its affiliates.

 THE DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A  PROSPECTUS)  WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  FOR THE
OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND
OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR
AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE  SECURITIES  AND EXCHANGE  COMMISSION WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006.

 The information in this free writing  prospectus,  if conveyed prior to the time of your contractual  commitment to purchase any of the
Certificates,  supersedes any information  contained in any prior similar  materials  relating to the  Certificates.  The information in this free writing  prospectus is preliminary,  and is subject to completion or change.  This free writing  prospectus is being delivered to you solely to provide you with  information  about the offering of the Certificates  referred to in this free writing  prospectus and to solicit an offer to purchase the  Certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a  contractual  commitment  by you to purchase any of the  Certificates,  until we have  accepted your offer to purchase  Certificates.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The
Certificates  referred to in these  materials are being sold when, as and if issued.  The issuing  entity is not obligated to issue such
Certificates  or any  similar  security  and the  underwriters'  obligation  to deliver  such  Certificates  is subject to the terms and conditions of the  underwriting  agreement with the depositor and the  availability of such  Certificates  when, as and if issued by the issuing  entity.  You are advised that the terms of the  Certificates,  and the  characteristics  of the mortgage pool backing them, may change (due,  among other things,  to the possibility  that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or  replaced  and that  similar or  different  mortgage  loans may be added to the  mortgage  pool,  and that one or more classes of  Certificates  may be split,  combined or eliminated),  at any time prior to issuance or availability of a final  prospectus.
You are advised  that  Certificates  may not be issued that have the  characteristics  described in this free  writing  prospectus.  The underwriters'  obligation to sell any of the  Certificates  to you is  conditioned  on the mortgage  loans and  Certificates  having the characteristics  described  in  these  materials.  If for any  reason  the  issuing  entity  does not  deliver  such  Certificates,  the underwriters  will notify you, and neither the issuing entity or any  underwriter  will have any obligation to you to deliver all or any portion of the Certificates  which you have committed to purchase,  and neither the issuing entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

 This  communication  does not contain all the  information  that is required to be included in the base  prospectus  and the prospectus supplement.

The  certificates may not be suitable for all investors.  JPMorgan and its affiliates may acquire,  hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

Investors are urged to read the base prospectus,  free writing prospectus or preliminary  prospectus  supplement and the prospectus supplement and other relevant  documents  filed or to be filed with the  Securities  and Exchange  Commission  because they contain important information.

This free  writing  prospectus  does not contain all  information  that is required to be included in the base  prospectus  and the prospectus supplement.

JPMorgan and its  affiliates,  officers,  directors,  partners and  employees,  including  persons  involved in the  preparation or issuance  of these  materials,  may,  from time to time,  have long or short  positions  in,  and buy and  sell,  the  certificates mentioned herein or derivatives  thereof  (including  options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The  information in this free writing  prospectus  supersedes  information  contained in any prior similar free writing  prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing  prospectus is not an offer to sell or a solicitation  of an offer to buy these  certificates  in any state where such offer, solicitation or sale is not permitted.

All  assumptions  and  information  in this report  reflect  JPMorgan's  judgment  as of this date and are  subject to change.  All analyses are based on certain assumptions noted herein and different  assumptions could yield substantially  different results. You are  cautioned  that  there is no  universally  accepted  method  for  analyzing  financial  instruments.  You  should  review  the assumptions;  there may be differences  between these assumptions and your actual business  practices.  Further,  JPMorgan does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The  decision  to adopt  any  strategy  remains  your  responsibility.  JPMorgan  (or any of its  affiliates)  or  their  officers, directors,  analysts or employees may have positions in  certificates,  commodities or derivative  instruments  thereon referred to here, and may, as principal or agent, buy or sell such certificates,  commodities or derivative instruments.  In addition, JPMorgan may make a market in the certificates referred to herein.

Finally,  JPMorgan has not  addressed  the legal,  accounting  and tax  implications  of the analysis with respect to you, and JPMorgan strongly urges you to seek advice from your counsel, accountant and tax advisor.

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART I OF II

$523,655,000 (APPROXIMATE)

RASC SERIES 2006-KS6 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS6

                                     July 19, 2006

EXPECTED TIMING:          Pricing Date:               On or about  [July 21], 2006
                          Settlement Date:            On or about  July 28, 2006
                          First Payment Date:         August 25, 2006

STRUCTURE:                Fixed and ARMs:             $544,338,881 Senior / Subordinate structure /
                                                      overcollateralization
                          Rating Agencies:            Moody's, S&P and Fitch

                                                      RASC SERIES 2006-KS6 TRUST

                                      HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                       $523,655,000(APPROXIMATE)
                                                          SUBJECT TO REVISION

---------------------------------------------------------------------------------------------------------------------------------------
CLASS                 APPROXIMATE    INTEREST  PRINCIPAL  EXPECTED WAL      EXPECTED        FINAL SCHEDULED        EXPECTED RATING
                                                                            PRINCIPAL
                                                                             WINDOW
                                                            (YRS)(2)       (MONTHS)(2)       DISTRIBUTION
                      SIZE($)(1)       TYPE      TYPE       CALL/MAT        CALL/MAT            DATE(7)        (MOODY'S / S&P / FITCH)
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
A-1(3) (4)           $195,565,000    Floating     SEQ      1.00 / 1.00     1-21 / 1-21         July 2027           Aaa / AAA / AAA
A-2 (3) (4)           $89,221,000    Floating     SEQ      2.00 / 2.00    21-28 / 21-28       April 2031           Aaa / AAA / AAA
A-3 (3) (4)           $91,784,000    Floating     SEQ      3.25 / 3.25    28-63 / 28-63        May 2035            Aaa / AAA / AAA
A-4 (3) (4)           $47,198,000    Floating     SEQ      6.26 / 7.95   63-78 / 63-180       August 2036          Aaa / AAA / AAA
M-1 (3) (4) (5)       $20,685,000    Floating     MEZ      4.74 / 5.24   45-78 / 45-153       August 2036          Aa1 / AA+ / AA+
M-2  (3) (4) (5)      $18,508,000    Floating     MEZ      4.63 / 5.11   42-78 / 42-147       August 2036          Aa2 / AA / AA+
M-3  (3) (4) (5)      $10,887,000    Floating     MEZ      4.57 / 5.04   41-78 / 41-139       August 2036           Aa3 / AA / AA
M-4  (3) (4) (5)      $9,526,000     Floating     MEZ      4.54 / 4.99   40-78 / 40-134       August 2036           A1 / A+ / AA-
M-5  (3) (4) (5)      $9,798,000     Floating     MEZ      4.52 / 4.95   39-78 / 39-129       August 2036           A2 / A+ / A+
M-6  (3) (4) (5)      $8,709,000     Floating     MEZ      4.49 / 4.89   39-78 / 39-123       August 2036            A3 / A- / A
M-7  (3) (4) (5)      $8,437,000     Floating     MEZ      4.48 / 4.84   38-78 / 38-117       August 2036         Baa1 / BBB+ / A-
M-8  (3) (4) (5)      $7,621,000     Floating     MEZ      4.47 / 4.77   38-78 / 38-109       August 2036         Baa2 / BBB / BBB+
M-9  (3) (4) (5)      $5,716,000     Floating     MEZ      4.47 / 4.70   38-78 / 38-100       August 2036         Baa3 / BBB- / BBB
B (3) (4) (5) (6)     $5,443,000     Floating     MEZ           Not Offered Hereby            August 2036         Ba1 / BB+ / BBB-
------------------- ---------------- --------- ---------- ------------------------------- -------------------- ------------------------
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------
TOTAL                $529,098,000
------------------- ---------------- --------- ---------- -------------- ---------------- -------------------- ------------------------

      NOTES:
(1)      Class sizes subject to a 5% variance.
(2)      Pricing Speed Assumption:
         Fixed:   23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
         ARMs:    100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30%
         CPR in month twelve and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)      The pass-through rate on the Class A, Class M and Class B Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(4)      If the 10% optional call is not exercised, the margin on the Class A Certificates will double and the margin on the Class M and Class B Certificates will increase by a 1.5x multiple, beginning on the second Distribution Date after the first possible optional termination date.
(5)      The Class M Certificates and Class B Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)      The Class B Certificates are not offered hereby.
(7)      For Class A-1 through Class A-3 Certificates, calculated at 0% CPR, to maturity.  For Class A-4, Class M and Class B
         Certificates, calculated as latest loan maturity date plus one month.

 REPRESENTATIONS & WARRANTIES:         RFC will make a representation  and warranty that each mortgaged property is free of damage and in good  repair as of the  closing  date.  In the event that a  mortgaged property is damaged as of the  closing  date and that  damage  materially  adversely
                                       affects  the  value  of  the   mortgaged   property  or  of  the   interest  of  the
                                       certificateholders   in  the  related  mortgaged  loan,  RFC  will  be  required  to repurchase the related mortgage loan from the trust.

 CERTIFICATES:                         The Class A-1  Certificates,  Class A-2  Certificates,  Class A-3  Certificates  and
                                       Class A-4 Certificates (the "Class A Certificates").

                                       The Class M-1 Certificates,  Class M-2 Certificates,  Class M-3 Certificates,  Class
                                       M-4  Certificates,  Class  M-5  Certificates,  Class  M-6  Certificates,  Class  M-7
                                       Certificates,  Class  M-8  Certificates  and Class M-9  Certificates  (the  "Class M
                                       Certificates").

                                       The Class B Certificates.

                                       The  Class A  Certificates  and the  Class M  Certificates  will be  offered  by the
                                       Prospectus (the "Offered Certificates").

                                       The Class B Certificates will not be offered by the Prospectus.
 DEPOSITOR:                            Residential  Asset  Securities  Corporation  ("RASC"),  an affiliate of  Residential
                                       Funding Corporation.

 SEC REGISTRATION NUMBER:              333-131209.

 SELLER AND MASTER SERVICER:           Residential Funding Corporation (the "Seller", "Master Servicer" or "RFC").
 SUB-SERVICER:                         Primary  servicing  will be provided  primarily by  HomeComings  Financial  Network,
                                       Inc., a wholly owned subsidiary of Residential Funding Corporation.

 CREDIT RISK MANAGER:                  Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust's representative in advising the Master Servicer and the
                                       Sub-Servicer regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and issuing various reports on the performance of such Mortgage Loans.
 TRUSTEE:                              U.S. Bank National Association.

 SWAP COUNTERPARTY:                    [TBD]

 LEAD UNDERWRITER:                     J.P. Morgan Securities Inc.

 CUT-OFF DATE:                         July 1, 2006.

 CLOSING DATE:                         On or about July 28, 2006.

 DISTRIBUTION DATES:                   The 25th day of each month (if such day is not a business  day,  the first  business day thereafter) commencing in August 2006.

 FORM OF CERTIFICATES:                 The  Offered  Certificates  will be  available  in  book-entry  form  through  DTC /
                                       Euroclear / Clearstream in same day funds.

 MINIMUM DENOMINATIONS:                The Class A  Certificates  and the Class M  Certificates  will be offered in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

  TAX STATUS:                          The Offered  Certificates  (exclusive of any right to receive amounts in respect of
                                       Basis Risk  Shortfall)  will be designated as regular  interests in a REMIC and, as such,  will be  treated  as debt  instruments  of a REMIC for  federal  income  tax purposes.

  ERISA ELIGIBILITY:                   None of the Certificates are expected to be ERISA eligible.

  SMMEA ELIGIBILITY:                   The  Offered   Certificates  are  not  expected  to  constitute   "mortgage-related
                                       securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

  OPTIONAL TERMINATION DATE:           If the  aggregate  principal  balance of the Mortgage  Loans after giving effect to distributions  to be  made  on  that  Distribution  Date  falls  below  10%  of the aggregate  principal balance as of the Cut-off Date ("Optional  Termination Date"),
                                       the holders of the call rights may terminate the trust.

  MORTGAGE LOANS:                      The mortgage  pool will consist of  fixed-rate  and  adjustable-rate  subprime home equity  Mortgage  Loans secured by first and second liens on mortgaged  properties.
                                       Approximately  12.82% of the Mortgage  Loans  provide for an initial  interest-only period of up to 10 years.

                                       The  Mortgage  Loans  have  an   approximate   aggregate   principal   balance  of
                                       $544,338,881 as of the Cut-off Date.

                                       Approximately  29.43%  of the  Mortgage  Loans  were  purchased  from  HomeComings
                                       Financial Network, Inc., which is a seller affiliated with Residential Funding.
                                       Approximately  [11.15]% of the  Mortgage  Loans were  purchased  from EFC Holdings
                                       Corporation.

  SILENT SECONDS:                      The mortgaged  properties  relating to  approximately  23.75% of the Mortgage Loans are subject to a second-lien  mortgage loan ("Silent  Second") that was  originated at the same time as the first-lien  mortgage loan.  The weighted  average  combined original  loan-to-value  ratio of the Mortgage Loans,  including the Mortgage Loans subject to Silent Seconds, is 86.47%

  PERFORMANCE INFORMATION:             Performance  information  for certain RFC  transactions  is currently  available at
                                       www.gmacrfcstaticpool.com.

  PREPAYMENT ASSUMPTION:               Fixed Rate Mortgage Loans: 23% HEP (assumes that  prepayments  start at 2.3% CPR in month  one,  increase  by 2.3%  each  month to 23% CPR in  month  ten,  and  remain constant at 23% CPR thereafter).

                                       Adjustable Rate Mortgage Loans:  100% PPC (100% PPC prepayment  assumption  assumes
                                       (i) a constant  prepayment rate of 2% of the then outstanding  principal balance of the  adjustable-rate  Mortgage Loans in the first month of the life of the Mortgage
                                       Loans,  (ii) an additional  28%/11 per annum in each month  thereafter  through the eleventh  month,  (iii) a constant  prepayment rate of 30% per annum in the twelfth month through the twenty-second  month, (iv) a constant  prepayment rate of 50% per annum  in the  twenty-third  month  through  the  twenty-seventh  month  and  (v) a constant prepayment rate of 35% per annum thereafter).

  BASIS RISK SHORTFALL:               With respect to any class of Class A  Certificates,  Class M Certificates  or Class B
                                      Certificates  and any  Distribution  Date on  which  the Net WAC Cap  Rate is used to determine the  pass-through  rate of that class of  certificates,  an amount equal to the excess of (i) accrued  certificate  interest for that class  calculated at a rate
                                      (not to exceed  14.00% per annum) equal to One-Month  LIBOR plus the related  margin, over (ii) accrued  certificate  interest for that class  calculated using the Net WAC
                                      Cap Rate.

  BASIS RISK SHORTFALL                With respect to any class of Class A  Certificates,  Class M Certificates  or Class B
  CARRY-FORWARD AMOUNTS:              Certificates  and any  Distribution  Date, an amount equal to the aggregate amount of
                                      Basis Risk Shortfall on that Distribution  Date, plus any unpaid Basis Risk Shortfall from prior  Distribution  Dates,  plus  interest  thereon  to the  extent  previously unreimbursed  by Excess Cash Flow, at a rate equal to the related  pass-through  rate for that class.

  RELIEF ACT SHORTFALLS:              With respect to any  Distribution  Date,  the  shortfall,  if any, in  collections of
                                      interest  resulting  from  the  Servicemembers   Civil  Relief  Act  or  any  similar
                                      legislation  or  regulation.  Relief Act  Shortfalls  will be  covered  by  available
                                      Excess Cash Flow in the current period only.  Any Relief Act Shortfalls  allocated to the Offered  Certificates  for the current  period not covered by Excess Cash Flow in the current period will remain unpaid.  Relief Act Shortfalls  will be allocated on a pro rata basis among the Offered Certificates.

  AVAILABLE DISTRIBUTION AMOUNT:      For any Distribution  Date, an amount (net of (i) amounts  reimbursable to the master servicer,  any subservicer  and Credit Risk Manager  (ii) any net swap payment to the
                                      swap   counterparty   and   (iii)   any   swap   termination   payment   not  due  to
                                      a swap counterparty trigger event)  equal  to (a) the  aggregate  amount of scheduled payments on the  Mortgage  Loans due during the related due period and received on or prior to the related  determination  date,  after  deduction of the master  servicing fees,  subservicing  fees and Credit  Risk  Manager  fees in respect of the  Mortgage
                                      Loans for that  Distribution  Date,  (b) unscheduled  payments,  including  mortgagor
                                      prepayments  on  the  Mortgage  Loans,   insurance   proceeds,   liquidation proceeds
                                      and subsequent recoveries  from the Mortgage Loans,  and proceeds from repurchases of and  substitutions  for the Mortgage Loans  occurring  during the preceding  calendar month,  and (c) all  Advances  made  for that  Distribution  Date in  respect  of the
                                      Mortgage Loans.  A more detailed description of the Available  Distribution Amount is set forth in the preliminary  prospectus  supplement,  including  additional  amounts which may be included.

  CREDIT ENHANCEMENT:                 A.  EXCESS CASH FLO

 For any  Distribution  Date, the sum of (i) the excess of the available  distribution  amount over the sum of (a) the  interest  distribution  amount for the  certificates  and (b) the  principal  remittance amount,  (ii) any  overcollateralization  reduction amount,  and (iii) any net swap payments received by the  trust  under  the Swap  Agreement  for that  Distribution  Date.  Excess  Cash  Flow may be used to protect the Class A, Class M and Class B Certificates  against  realized  losses by making an additional payment of principal to cover the amount of the realized losses.

 Excess spread is initially equal to approximately 302 basis points per annum.

 * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

        B.  Overcollateralization ("OC")
        ----------------------------------------------- ----------------
         Initial (% Orig.)                                2.80%
         OC Target (% Orig.)                              2.80%
         Stepdown OC Target (% Current)(1)                5.60%
         OC Floor (% Orig.)                               0.50%
        ------------------------------------------------ ----------------
        (1) subject to certain trigger events as specified herein

 C.  Subordination
 If the Class B Certificates  or Class M Certificates  remain  outstanding,  losses on the Mortgage Loans which are not  covered  by Excess  Cash Flow or  overcollateralization  will be first  allocated  to the
 Class B  Certificates,  then to the Class M Certificates  with the lowest payment  priority in each case until the Certificate  Principal  Balance is reduced to zero, and the other classes of certificates will not bear any portion of such losses, except as described in the preliminary  prospectus  supplement.  If none of the Class B  Certificates  or Class M  Certificates  are  outstanding  and if there is no Excess
 Cash Flow or  overcollateralization,  all such losses will be allocated to the Class A  Certificates  as described in the preliminary prospectus.

EXPECTED CREDIT SUPPORT
  PERCENTAGE:

------------------ ----------------------- --------------- ----------------
                        Expected rating                           After
                        (Moody's / S&P /        Initial         Step-Down
Class                         Fitch)          Credit Support      Support*
 ------------------- ----------------------- --------------- ----------------
 ------------------ -----------------------
 Class A                Aaa / AAA / AAA          22.15%          44.30%
 ------------------- ----------------------- --------------- ----------------
 Class M-1              Aa1 / AA+ / AA+          18.35%          36.70%
 ------------------- ----------------------- --------------- ----------------
 Class M-2               Aa2 / AA / AA+          14.95%          29.90%
 ------------------- ----------------------- --------------- ----------------
 Class M-3               Aa3 / AA / AA           12.95%          25.90%
 ------------------- ----------------------- --------------- ----------------
 Class M-4               A1 / A+ / AA-           11.20%          22.40%
 ------------------- ----------------------- --------------- ----------------
 Class M-5                A2 / A+ / A+           9.40%           18.80%
 ------------------- ----------------------- --------------- ----------------
 Class M-6                A3 / A- / A            7.80%           15.60%
 ------------------- ----------------------- --------------- ----------------
 Class M-7              Baa1 / BBB+ / A-         6.25%           12.50%
 ------------------- ----------------------- --------------- ----------------
 Class M-8             Baa2 / BBB / BBB+         4.85%            9.70%
 ------------------- ----------------------- --------------- ----------------
 Class M-9             Baa3 / BBB- / BBB         3.80%            7.60%
 ------------------- ----------------------- --------------- ----------------
  Class B                Ba1 / BB+ / BBB-         2.80%            5.60%
 ------------------- ----------------------- --------------- ----------------

* Approximate

 For  any  class  of  Certificates,  the  Initial  Credit  Support  is  the  aggregate certificate  principal  balance of all  Certificates  subordinate  to such class as a percentage of the aggregate stated principal  balance of the Mortgage Loans as of the
 Cut-off Date.  The Initial Credit Support includes overcollateralization.

  SUBORDINATION PERCENTAGE:

 ------------------- ------------------------- ------------------
                          Expected rating
    Class            (Moody's / S&P / Fitch)    Subordination
 -------------------- ------------------------- ------------------
------------------- ------------------------- ------------------
 Class A                  Aaa / AAA / AAA            55.70%
 -------------------- ------------------------- ------------------
 Class M-1                Aa1 / AA+ / AA+            63.30%
 -------------------- ------------------------- ------------------
 Class M-2                 Aa2 / AA / AA+            70.10%
 -------------------- ------------------------- ------------------
 Class M-3                 Aa3 / AA / AA             74.10%
 -------------------- ------------------------- ------------------
 Class M-4                 A1 / A+ / AA-             77.60%
 -------------------- ------------------------- ------------------
 Class M-5                  A2 / A+ / A+             81.20%
 -------------------- ------------------------- ------------------
 Class M-6                  A3 / A- / A              84.40%
 -------------------- ------------------------- ------------------
 Class M-7                Baa1 / BBB+ / A-           87.50%
 -------------------- ------------------------- ------------------
 Class M-8               Baa2 / BBB / BBB+           90.30%
 -------------------- ------------------------- ------------------
 Class M-9               Baa3 / BBB- / BBB           92.40%
 -------------------- ------------------------- ------------------
 ------------------- ------------------------- ------------------
 Class B                  Ba1 / BB+ / BBB-           94.40%
 -------------------- ------------------------- ------------------

 PRIORITY OF DISTRIBUTIONS:          Distributions to the holders of the Certificates will be made generally as follows:

                                     From the Available  Distribution  Amount,  distribution  of accrued and unpaid interest (less any  prepayment  interest  shortfalls  not covered by  compensating interest  or any Relief Act  Shortfalls)  to the  holders of  Certificates  to the extent of the  Available  Distribution  Amount  as  described  in the  preliminary prospectus  (after  payment of the  Expense  Fee Rate) in the  following  order of priority:

                                     (i)      To the Class A Certificates, pro rata;

                                     (ii)     To the Class M-1 Certificates;

                                     (iii)    To the Class M-2 Certificates;

                                     (iv)     To the Class M-3 Certificates;

                                     (v)      To the Class M-4 Certificates;

                                     (vi)     To the Class M-5 Certificates;

                                     (vii)    To the Class M-6 Certificates;

                                     (viii)   To the Class M-7 Certificates;

                                     (ix)     To the Class M-8 Certificates;

                                     (x)      To the Class M-9 Certificates; and

                                     (xi)     To the Class B Certificates;

                                    The Principal Distribution Amount will be distributed as follows:

                                     (i)      To the  Class A  Certificates,  the  Class A  Principal  Distribution  Amount,
                                                     sequentially  to the Class  A-1,  Class  A-2,  Class A-3 and Class A-4
                                                     Certificates  in  that  order,  in each  case  until  the  certificate principal balance thereof has been reduced to zero;

                                     (ii)     To the Class M-1 Certificates,  the Class M-1 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-1 Certificates is reduced to zero;

                                     (iii)    To the Class M-2 Certificates,  the Class M-2 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-2 Certificates is reduced to zero;

                                     (iv)     To the Class M-3 Certificates,  the Class M-3 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-3 Certificates is reduced to zero;

                                     (v)      To the Class M-4 Certificates,  the Class M-4 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-4 Certificates is reduced to zero;

                                     (vi)     To the Class M-5 Certificates,  the Class M-5 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-5 Certificates is reduced to zero;

                                     (vii)    To the Class M-6 Certificates,  the Class M-6 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-6 Certificates is reduced to zero;

                                     (viii)   To the Class M-7 Certificates,  the Class M-7 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-7 Certificates is reduced to zero;

                                     (ix)     To the Class M-8 Certificates,  the Class M-8 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-8 Certificates is reduced to zero;

                                     (x)      To the Class M-9 Certificates,  the Class M-9 Principal  Distribution  Amount,
                                                     until the certificate  principal balance of the Class M-9 Certificates is reduced to zero; and

                                     (xi)     To the Class B Certificates,  the Class B Principal Distribution Amount, until the  certificate  principal  balance  of the Class B  Certificates  is reduced to zero.

                                        From  Excess  Cash  Flow,  to pay  to  holders  of the  class  or  classes  of
                                        Certificates  then  entitled to receive  distributions  in respect of principal (as described above), the principal portion of realized losses previously  allocated to reduce  the  certificate  principal  balance of any Class A  Certificates,  Class M
                                        Certificates and Class B Certificates and remaining  unreimbursed,  but only to the extent of subsequent recoveries;

                                        From Excess Cash Flow, as part of the Principal  Distribution  Amount,  to pay to the  holders  of the  Class A  Certificates,  Class M  Certificates  and Class B
                                        Certificates in reduction of their certificate  principal  balances,  the principal portion  of  realized  losses  incurred  on the  Mortgage  Loans for the  preceding calendar month;

                                        From Excess Cash Flow, to pay the holders of the Class A  Certificates,  Class
                                        M  Certificates  and Class B  Certificates  as part of the  Principal  Distribution
                                        Amount, any overcollateralization increase amount;

                                        From Excess Cash Flow,  to pay the  holders of Class A  Certificates,  Class M
                                        Certificates  and  Class B  Certificates,  the  amount of any  prepayment  interest shortfalls  allocated thereto for that Distribution Date, on a pro rata basis based on prepayment interest  shortfalls  allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

                                        From  Excess  Cash Flow,  to pay to the  holders of the Class A  Certificates,
                                        Class M Certificates and Class B Certificates,  any prepayment  interest shortfalls remaining unpaid from prior Distribution  Dates together with interest thereon,  on a pro  rata  basis  based  on  unpaid  prepayment  interest  shortfalls  previously allocated thereto;

                                        From Excess Cash Flow, to pay to the holders of the Class A Certificates,  pro rata,  then the Class M  Certificates,  in order of priority,  and then the Class B
                                        Certificates,   the  amount  of  any  Basis  Risk  Shortfall  Carry-Forward  Amount
                                        remaining unpaid as of that Distribution Date;

                                        From  Excess  Cash Flow,  to pay to the  holders of the Class A  Certificates,
                                        Class M  Certificates  and  Class B  Certificates,  the  amount of any  Relief  Act
                                        Shortfalls  allocated  thereto,  on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

                                        From Excess Cash Flow, to pay to the holders of the Class A Certificates,  pro rata,  then to the  Class M  Certificates,  in order of  priority,  and then to the
                                        Class B  Certificates,  the  principal  portion of any realized  losses  previously allocated thereto that remain unreimbursed;

                                        From Excess Cash Flows to pay any swap  termination  payments owed to the Swap
                                        Counterparty due to a swap counterparty trigger event; and

                                        From Excess Cash Flow, to pay to the holders of the Class SB Certificates  any balance  remaining,  in  accordance  with the terms of the  pooling  and  servicing agreement.

 INTEREST ACCRUAL PERIOD:             From and  including the preceding  Distribution  Date (for the first accrual  period, the closing  date) to but excluding  the current  Distribution  Date on an actual/360 basis.

 PASS-THROUGH RATES:                  CLASS A PASS-THROUGH  RATES: On each Distribution Date, the Pass-Through Rate on each class of Class A Certificates  will be a per annum rate equal to the least of (x) for any Distribution  Date which occurs prior to the second  Distribution  Date after the first possible Optional  Termination  Date,  One-Month LIBOR plus the related margin, and  beginning  on the second  Distribution  Date after the first  possible  Optional
                                      Termination  Date,  One-Month LIBOR plus 2 times the related margin,  (y) the Net WAC
                                      Cap Rate and (z) 14.00% per annum.
                                      CLASS M PASS-THROUGH RATES: On each Distribution Date, the Pass-Through Rate on each class of the Class M Certificates will be a per annum rate equal to the least of (x)
                                      for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.
                                      CLASS B PASS-THROUGH RATE: On each Distribution Date, the Pass-Through Rate on the
                                      Class B Certificates will be a per annum rate equal to the least of (x) for any
                                      Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible
                                      Optional Termination Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

  NET WAC CAP RATE:                  With respect to any Distribution Date, a per annum rate (which will not be less than zero) equal to (i) the product of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus (ii) the product of (a) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments or swap termination payment not due to a swap counterparty trigger event owed to the Swap Counterparty as of such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage
                                     Loans as of such Distribution Date, and (b) a fraction expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

  EXPENSE FEE RATE:                   With respect to any Mortgage  Loan,  the expense fee rate  consists of the  servicing
                                      fee  for  such   Mortgage   Loan.   The  servicing  fee  consists  of  (a)  servicing
                                      compensation payable to the master servicer for its master servicing activities,  (b)
                                      subservicing and other related  compensation  payable to the sub-servicer,  including compensation  paid to the master  servicer as the direct  servicer of a Mortgage Loan for  which  there  is no  subservicer,  and  (c)  fees  payable  to the  Credit  Risk
                                      Manager.

  NET MORTGAGE RATE:                  With respect to any mortgage loan, the mortgage rate minus the Expense Fee Rate.
  ELIGIBLE MASTER SERVICING           With  respect to any  Distribution  Date,  the lesser of (i) one twelfth of 0.125% of
  COMPENSATION:                       the stated  principal  balance  of the  Mortgage  Loans  immediately  preceding  that
                                      Distribution  Date and (ii) the sum of the Master Servicing fee payable to the Master
                                      Servicer  in respect of its  master  servicing  activities  and  reinvestment  income received by the Master Servicer on amounts payable on that Distribution Date.
  ADVANCES:                           The Master Servicer will advance delinquent  principal and interest to the extent the advance is recoverable from future collections on the loan.

  SENIOR ENHANCEMENT  PERCENTAGE:     On any  Distribution  Date,  the  Senior  Enhancement  Percentage  will be equal to a fraction,  the  numerator  of  which  is the  sum of (x)  the  aggregate  certificate principal  balance of the Class M Certificates  and Class B Certificates  immediately prior  to  that  Distribution  Date  and (y) the  Overcollateralization  Amount,  for
                                      purposes of this definition only, after taking into account the Principal  Remittance
                                      Amount,  and the denominator of which is the aggregate  stated  principal  balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made  on  that
                                      Distribution Date.

  TRIGGER EVENT:
  [SUBJECT TO CHANGE]

 Trigger  Event is in effect on any  Distribution  Date on or after the Stepdown  Date if either (i)
 the  three-month  average of the  Sixty-Plus  Delinquency  Percentage  equals or  exceeds  35.10% of the
 Senior  Enhancement  Percentage for that  Distribution Date or (ii) on or after the Distribution Date in
 August  2008 the  cumulative  realized  losses on the  Mortgage  Loans as a  percentage  of the  initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

------------------ ---------------------------------------------------------------------------
                                                Loss Trigger
------------------ ---------------------------------------------------------------------------
Months 25-36       1.55% in the first month plus an additional 1/12th of 1.90% for every month thereafter
                   3.45% in the first month plus an additional 1/12th of 1.95% for every
Months 37-48       month thereafter
                   5.40% in the first month plus an additional 1/12th of 1.60% for every
Months 49-60       month thereafter
                   7.00% in the first month plus an additional 1/12th of 0.90% for every
Months 61-72       month thereafter
                   7.90% in the first month plus an additional 1/12th of 0.05% for every
Months 73-84       month thereafter

Months 85 and
thereafter         7.95%
------------------ ---------------------------------------------------------------------------

 SIXTY-PLUS DELINQUENCY PERCENTAGE:   With respect to any  Distribution  Date,  the  fraction,  expressed as a  percentage, equal to (x) the aggregate  stated  principal  balance of the Mortgage Loans that are
                                      60  or  more  days   delinquent  in  payment  of  principal  and  interest  for  that
                                      Distribution  Date,  including  Mortgage Loans in  foreclosure  and REO, over (y) the aggregate  stated  principal  balance  of  all  of  the  Mortgage  Loans  immediately preceding that Distribution Date.

 PRINCIPAL REMITTANCE AMOUNT:         For any  Distribution  Date,  the sum of the  following  amounts:  (i) the  principal portion of all scheduled  monthly payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the  principal  portion of all proceeds of the  repurchase  of  Mortgage  Loans  or,  in the  case of  substitution,  amounts representing  a  principal  adjustment  as  required  in the  pooling  and  servicing agreement  during the preceding  calendar month;  and (iii) the principal  portion of all  other  unscheduled  collections  received  on  the  Mortgage  Loans  during  the preceding calendar month including,  without  limitation,  full and partial principal prepayments made by the respective  mortgagors,  to the extent not distributed in the preceding month but excluding subsequent recoveries.

 PRINCIPAL DISTRIBUTION AMOUNT:       On any  Distribution  Date,  the  lesser  of (a)  the  excess  of (i)  the  Available
                                      Distribution  Amount plus with  respect to clauses (v) and (vi) of clause (b) amounts
                                      received  by  the  trustee  under  the  Swap   Agreement,   over  (ii)  the  interest
                                      distribution amount and (b) the aggregate amount described below:

                                     (i)      the principal  portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

                                     (ii)     the principal  portion of all proceeds of the  repurchase  of Mortgage  Loans, or, in the case of a substitution,  amounts representing a principal adjustment,  as  required by the  pooling  and  servicing  agreement during the preceding calendar month;

                                     (iii)    the  principal  portion  of  all  other  unscheduled  collections  other  than subsequent  recoveries,  received on the  Mortgage  Loans during the preceding  calendar  month,  or deemed  to be  received  during  the preceding calendar month,  including,  without limitation,  full and partial principal prepayments made by the respective mortgagors,  to the extent not distributed in the preceding month;

                                     (iv)     the lesser of (a)  subsequent  recoveries for that  Distribution  Date and (b)
                                              the principal  portion of any realized losses allocated to any class of certificates on a prior Distribution Date and remaining unpaid;

                                     (v)      the  lesser of (a) the Excess  Cash Flow for that  Distribution  Date,  to the extent not used in clause (iv) above on such Distribution  Date, and
                                              (b) the  principal  portion  of any  realized  losses  incurred,  or deemed to have been incurred,  on any Mortgage Loans in the calendar month  preceding  that  Distribution  Date to the extent  covered by
                                              Excess  Cash  Flow for that  Distribution  Date as  described  under
                                              "--Priority of Distributions" above; and,

                                     (vi)     the  lesser of (a) the Excess  Cash Flow for that  Distribution  Date,  to the extent  not used  pursuant  to  clauses  (iv) and (v)  above on such
                                              Distribution  Date, and (b) the amount of any  overcollateralization increase amount for that Distribution Date; minus,

                                     (vii)    the   amount  of  any   overcollateralization   reduction   amount   for  that
                                              Distribution Date; and,

                                     (viii)   any capitalization reimbursement amount.

                                      In no event will the Principal  Distribution  Amount on any Distribution Date be less than zero or greater than the outstanding  aggregate certificate principal balance of the Class A Certificates, Class M Certificates and Class B Certificates.

 CLASS A PRINCIPAL DISTRIBUTION       With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the Principal  Distribution  Amount for that  Distribution Date or (ii) on or after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution
                                      Date,  the lesser of (a) the Principal  Distribution  Amount for that  Distribution
                                      Date  and (b) the  excess,  if any,  of (x)  the  aggregate  certificate  principal balance of the Class A Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage
                                      and  the  principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage  Loans after giving affect to the  distributions to be made on such Distribution Date minus the OC Floor.

 CLASS M-1 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, or (ii) on or after the
                                      Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution
                                      Date after  distribution of the Class A Principal  Distribution  Amount and (b) the
                                      excess of (x) the sum of (i) the  aggregate  certificate  principal  balance of the
                                      Class A  Certificates,  after taking into account the  distribution  of the Class A
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-1 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                      Distribution Date minus the OC Floor.

 CLASS M-2 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution  of the  Class A  Principal  Distribution  Amount  and the  Class  M-1
                                      Principal  Distribution  Amount, or (ii) on or after the Stepdown Date if a Trigger
                                      Event is not in effect for that Distribution  Date, the lesser of (a) the remaining
                                      Principal  Distribution Amount for that Distribution Date after distribution of the
                                      Class A  Principal  Distribution  Amount and the Class M-1  Principal  Distribution
                                      Amount  and  (b)  the  excess  of (x)  the  sum of (i)  the  aggregate  certificate principal  balance of the Class A Certificates  and Class M-1  Certificates,  after taking into account the distribution of the Class A Principal  Distribution  Amount and Class M-1  Principal  Distribution  Amount and (ii) the  certificate  principal balance of the Class M-2 Certificates  immediately  prior to that Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage
                                      and  the  principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-3 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount and the Class M-2 Principal  Distribution Amount or (ii) on or
                                      after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution
                                      Date,  the  lesser of (a) the  remaining  Principal  Distribution  Amount  for that
                                      Distribution Date after distribution of the Class A Principal  Distribution Amount,
                                      the  Class  M-1  Principal   Distribution   Amount  and  the  Class  M-2  Principal
                                      Distribution  Amount  and (b)  the  excess  of (x)  the  sum of (i)  the  aggregate certificate  principal balance of the Class A Certificates,  Class M-1 Certificates and Class M-2  Certificates,  after  taking into  account the  distribution  of the
                                      Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution Amount,
                                      and Class M-2  Principal  Distribution  Amount and (ii) the  certificate  principal balance of the Class M-3 Certificates  immediately  prior to that Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the stated  principal  balance of the  Mortgage  Loans after  giving  effect to distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-4 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution Amount, the Class M-2 Principal  Distribution Amount and the Class M-3
                                      Principal  Distribution  Amount or (ii) on or after the Stepdown  Date if a Trigger
                                      Event is not in effect for that Distribution  Date, the lesser of (a) the remaining
                                      Principal  Distribution Amount for that Distribution Date after distribution of the
                                      Class A  Principal  Distribution  Amount,  the  Class  M-1  Principal  Distribution
                                      Amount,  the Class M-2  Principal  Distribution  Amount and the Class M-3 Principal
                                      Distribution  Amount  and (b)  the  excess  of (x)  the  sum of (i)  the  aggregate certificate principal balance of the Class A Certificates,  Class M-1 Certificates,
                                      Class M-2  Certificates and Class M-3  Certificates,  after taking into account the distribution  of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                      Distribution  Amount,  Class  M-2  Principal  Distribution  Amount  and  Class  M-3
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-4 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-5 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount and the Class M-4 Principal  Distribution Amount or
                                      (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that
                                      Distribution Date, the lesser of (a) the remaining  Principal  Distribution  Amount
                                      for  that   Distribution   Date  after   distribution  of  the  Class  A  Principal
                                      Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the Class M-2
                                      Principal  Distribution Amount, the Class M-3 Principal Distribution Amount and the
                                      Class M-4  Principal  Distribution  Amount and (b) the excess of (x) the sum of (i)
                                      the aggregate certificate principal balance of the Class A Certificates,  Class M-1
                                      Certificates,  Class  M-2  Certificates,  Class  M-3  Certificates  and  Class  M-4
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                      Distribution  Amount,  Class  M-3  Principal  Distribution  Amount  and  Class  M-4
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-5 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage after giving effect to  distributions to be made on that Distribution Date Loans minus the OC Floor.

 CLASS M-6 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution Amount, the Class M-4 Principal Distribution Amount and the
                                      Class M-5 Principal  Distribution Amount or (ii) on or after the Stepdown Date if a
                                      Trigger Event is not in effect for that  Distribution  Date,  the lesser of (a) the
                                      remaining   Principal   Distribution   Amount  for  that  Distribution  Date  after
                                      distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution Amount, the Class M-4 Principal Distribution Amount and the
                                      Class M-5  Principal  Distribution  Amount and (b) the excess of (x) the sum of (i)
                                      the aggregate certificate principal balance of the Class A Certificates,  Class M-1
                                      Certificates,   Class  M-2  Certificates,   Class  M-3   Certificates,   Class  M-4
                                      Certificates   and  Class  M-5   Certificates,   after   taking  into  account  the
                                      distribution  of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                      Distribution Amount,  Class M-2 Principal  Distribution Amount, Class M-3 Principal
                                      Distribution  Amount,  Class  M-4  Principal  Distribution  Amount  and  Class  M-5
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-6 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-7 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5 Principal  Distribution  Amount and the Class M-6 Principal  Distribution
                                      Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal  Distribution
                                      Amount for that  Distribution  Date  after  distribution  of the Class A  Principal
                                      Distribution  Amount,  the Class M-1 Principal  Distribution  Amount, the Class M-2
                                      Principal  Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the
                                      Class M-4  Principal  Distribution  Amount,  the Class M-5  Principal  Distribution
                                      Amount and the Class M-6  Principal  Distribution  Amount and (b) the excess of (x)
                                      the  sum of (i)  the  aggregate  certificate  principal  balance  of  the  Class  A
                                      Certificates,   Class  M-1  Certificates,   Class  M-2   Certificates,   Class  M-3
                                      Certificates,  Class  M-4  Certificates,  Class  M-5  Certificates  and  Class  M-6
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                      Distribution Amount,  Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                      Distribution  Amount,  Class  M-5  Principal  Distribution  Amount  and  Class  M-6
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-7 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-8 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                      Amount  and the Class  M-7  Principal  Distribution  Amount or (ii) on or after the
                                      Stepdown Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution
                                      Date after  distribution of the Class A Principal  Distribution  Amount,  the Class
                                      M-1 Principal  Distribution  Amount, the Class M-2 Principal  Distribution  Amount,
                                      the Class M-3 Principal  Distribution Amount, the Class M-4 Principal  Distribution
                                      Amount,  the Class  M-5  Principal  Distribution  Amount,  the Class M-6  Principal
                                      Distribution  Amount and the Class M-7  Principal  Distribution  Amount and (b) the
                                      excess of (x) the sum of (i) the  aggregate  certificate  principal  balance of the
                                      Class A Certificates,  Class M-1 Certificates,  Class M-2  Certificates,  Class M-3
                                      Certificates,   Class  M-4  Certificates,   Class  M-5   Certificates,   Class  M-6
                                      Certificates   and  Class  M-7   Certificates,   after   taking  into  account  the
                                      distribution  of the Class A Principal  Distribution  Amount,  Class M-1  Principal
                                      Distribution Amount,  Class M-2 Principal  Distribution Amount, Class M-3 Principal
                                      Distribution Amount,  Class M-4 Principal  Distribution Amount, Class M-5 Principal
                                      Distribution  Amount,  Class  M-6  Principal  Distribution  Amount  and  Class  M-7
                                      Principal  Distribution  Amount and (ii) the certificate  principal  balance of the
                                      Class M-8 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser  of (i) the  product  of the  applicable  Subordination  Percentage  and the
                                      stated   principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                                      distributions  to be made on that  Distribution  Date and (ii) the aggregate stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 CLASS M-9 PRINCIPAL DISTRIBUTION     With  respect  to any  Distribution  Date (i) prior to the  Stepdown  Date or on or
 AMOUNT:                              after the  Stepdown  Date if a Trigger  Event is in  effect  for that  Distribution
                                      Date, the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3
                                      Principal  Distribution  Amount, the Class M-4 Principal  Distribution  Amount, the
                                      Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal  Distribution
                                      Amount,  the Class M-7  Principal  Distribution  Amount and the Class M-8 Principal
                                      Distribution  Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in  effect  for  that  Distribution  Date,  the  lesser  of (a)  the  remaining
                                      Principal  Distribution Amount for that Distribution Date after distribution of the
                                      Class A  Principal  Distribution  Amount,  the  Class  M-1  Principal  Distribution
                                      Amount,  the Class  M-2  Principal  Distribution  Amount,  the Class M-3  Principal
                                      Distribution  Amount,  the Class M-4 Principal  Distribution  Amount, the Class M-5
                                      Principal  Distribution  Amount, the Class M-6 Principal  Distribution  Amount, the
                                      Class M-7 Principal  Distribution  Amount and the Class M-8 Principal  Distribution
                                      Amount  and  (b)  the  excess  of (x)  the  sum of (i)  the  aggregate  certificate principal balance of the Class A Certificates,  Class M-1  Certificates,  Class M-2
                                      Certificates,   Class  M-3  Certificates,   Class  M-4   Certificates,   Class  M-5
                                      Certificates,  Class  M-6  Certificates,  Class  M-7  Certificates  and  Class  M-8
                                      Certificates,  after taking into account the  distribution of the Class A Principal
                                      Distribution Amount,  Class M-1 Principal  Distribution Amount, Class M-2 Principal
                                      Distribution Amount,  Class M-3 Principal  Distribution Amount, Class M-4 Principal
                                      Distribution Amount,  Class M-5 Principal  Distribution Amount, Class M-6 Principal
                                      Distribution  Amount,  Class  M-7  Distribution  Amount  and  Class  M-8  Principal
                                      Distribution  Amount and (ii) the  certificate  principal  balance of the Class M-9
                                      Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of
                                      (i)  the  product  of  the  applicable  Subordination  Percentage  and  the  stated
                                      principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                      Distribution Date minus the OC Floor.

 CLASS B PRINCIPAL DISTRIBUTION       With respect to any  Distribution  Date (i) prior to the Stepdown Date or on or after
 AMOUNT:                              the Stepdown Date if a Trigger  Event is in effect for that  Distribution  Date,  the
                                      remaining   Principal   Distribution   Amount  for  that   Distribution   Date  after
                                      distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal
                                      Distribution  Amount,  the Class M-2  Principal  Distribution  Amount,  the Class M-3
                                      Principal  Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the
                                      Class  M-5  Principal  Distribution  Amount,  the Class  M-6  Principal  Distribution
                                      Amount,   the  Class  M-7  Principal   Distribution   Amount,   Class  M-8  Principal
                                      Distribution  Amount and the Class M-9  Principal  Distribution  Amount or (ii) on or
                                      after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                                      Date,  the  lesser  of (a) the  remaining  Principal  Distribution  Amount  for  that
                                      Distribution Date after  distribution of the Class A Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount,  the Class M-2 Principal  Distribution
                                      Amount,  the Class  M-3  Principal  Distribution  Amount,  the  Class  M-4  Principal
                                      Distribution  Amount,  the Class M-5  Principal  Distribution  Amount,  the Class M-6
                                      Principal  Distribution  Amount,  the Class M-7 Principal  Distribution  Amount,  the
                                      Class M-8 Principal  Distribution and the Class M-9 Principal Distribution Amount and
                                      (b) the excess of (x) the sum of (i) the aggregate  certificate  principal balance of the Class A Certificates,  Class M-1 Certificates,  Class M-2 Certificates, Class M-3
                                      Certificates,   Class   M-4   Certificates,   Class  M-5   Certificates,   Class  M-6
                                      Certificates,   Class  M-7  Certificates,   Class  M-8  Certificates  and  Class  M-9
                                      Certificates,  after  taking into account the  distribution  of the Class A Principal
                                      Distribution  Amount,  Class M-1 Principal  Distribution  Amount, Class M-2 Principal
                                      Distribution  Amount,  Class M-3 Principal  Distribution  Amount, Class M-4 Principal
                                      Distribution  Amount,  Class M-5 Principal  Distribution  Amount, Class M-6 Principal
                                      Distribution Amount, Class M-7 Distribution Amount, Class M-8 Principal  Distribution
                                      Amount  and  Class  M-9  Principal  Distribution  Amount  and  (ii)  the  certificate principal balance of the Class B Certificates  immediately prior to that Distribution
                                      Date  over  (y)  the  lesser  of (i)  the  product  of the  applicable  Subordination
                                      Percentage  and the stated  principal  balance of the  Mortgage  Loans  after  giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

 ALLOCATION OF LOSSES:                Any realized losses will be allocated in the following order of priority:

                                     (i)      To Excess Cash Flow for the related Distribution Date;
                                     (ii)     To the overcollateralization amount, until it has been reduced to zero;

                                     (iii)    To the Class B  Certificates,  until the certificate  principal  balance thereof has been reduced to zero;

                                     (iv)     To the Class M-9 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (v)      To the Class M-8 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (vi)     To the Class M-7 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (vii)    To the Class M-6 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (viii)   To the Class M-5 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (ix)     To the Class M-4 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (x)      To the Class M-3 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (xi)     To the Class M-2 Certificates,  until the certificate  principal balance thereof has been reduced to zero;

                                     (xii)    To the Class M-1 Certificates,  until the certificate  principal balance thereof has been reduced to zero; and,

                                     (xiii)   To  the  Class  A  Certificates  on a pro  rata  basis,  until  the  certificate principal balances thereof have been reduced to zero.

  STEPDOWN DATE:                      The  earlier  to  occur  of  (i)  the  Distribution  Date  immediately  succeeding  the
                                      Distribution Date on which the aggregate  certificate  principal balance of the Class A
                                      Certificates  has  been  reduced  to  zero  or  (ii)  the  later  to  occur  of (x) the
                                      Distribution  Date in  August  2009 and (y) the  first  Distribution  Date on which the
                                      Senior  Enhancement  Percentage is greater than or equal to the  Specified  Enhancement
                                      Percentage.

  SPECIFIED ENHANCEMENT PERCENTAGE:   The Specified Enhancement Percentage is approximately 44.30%.
 PRELIMINARY PROSPECTUS:              The Offered  Certificates  will be offered  pursuant to a Preliminary  Prospectus which includes  a Base  Prospectus.  Additional  information  with  respect  to  the  Offered
                                      Certificates and the Mortgage Loans is contained in the Preliminary Prospectus.

                                                              SWAP AGREEMENT

 On the Closing Date, the Trustee will enter into a Swap Agreement with [TBD] (the "Swap  Counterparty")  for the benefit of the Class
 A, Class M and Class B Certificates.  The Swap Agreement will have an initial  notional amount of approximately  $529,098,000.  Under the Swap Agreement,  on each  Distribution  Date (i) the trust shall be obligated to pay to the Swap  Counterparty an amount equal to
 [5.60]% per annum on a notional  amount equal to the related swap notional  amount set forth in the schedule below and (ii) the trust will be entitled to receive from the Swap  Counterparty  an amount equal to One-Month  LIBOR on the notional  balance in each case as accrued during the related swap accrual  period,  until the swap is retired.  Only the net amount of the two  obligations  above will be paid by the appropriate  party.  Upon early  termination of the Swap Agreement,  the trust or the Swap  Counterparty may be liable to make a  termination  payment  (the  "Swap  Termination  Payment")  to the  other  party,  regardless  of which  party  caused  the termination.  The Swap  Termination  Payment will be computed in accordance with the procedures set forth in the Swap  Agreement.  In the event that the trust is  required to make a Swap  Termination  Payment,  that  payment  will be paid on the related  Distribution
 Date, and on any subsequent  Distribution Dates until paid in full, prior to distributions to  Certificateholders  (other than a Swap
 Termination Payment due to a Swap Provider Trigger Event).

 Amounts  payable by the trust in respect of net swap payments and Swap  Termination  Payments (other than Swap  Termination  Payments resulting from a Swap  Counterparty  Trigger Event) will be deducted from available funds before  distributions to the holders of the
 Class A Certificates,  Class M Certificates and Class B Certificates.  On each Distribution Date, such amounts will be distributed by the trust to the swap counterparty,  first to make any net swap payment owed to the swap counterparty  pursuant to the swap agreement for such  Distribution  Date, and second to make any Swap Termination  Payment not due to a Swap  Counterparty  Trigger Event owed to the swap  counterparty  pursuant  to the swap  agreement.  Payments  by the trust to the swap  counterparty  in  respect  of any Swap
 Termination  Payment  triggered  by a Swap  Counterparty  Trigger  Event  pursuant  to the swap  agreement  will be  subordinated  to distributions  to the holders of the Class A  Certificates,  Class M Certificates  and Class B  Certificates  and will be paid by the trust to the swap counterparty as set forth in the pooling and servicing agreement.

 Amounts payable by the swap  counterparty to the trust (other than Swap  Termination  Payments) will be deposited by the trustee into the swap account, and will be included in and become part of Excess Cash Flow.

------------ --------------------- --------- ----------------------
  PERIOD     NOTIONAL BALANCE ($)   PERIOD   NOTIONAL BALANCE ($)
------------ --------------------- --------- ----------------------
     1          529,098,000.00        33        103,669,829.73
     2          525,551,633.70        34         97,635,414.17
     3          520,186,641.33        35         97,635,414.17
     4          512,965,564.63        36         96,543,746.68
     5          503,913,285.19        37         91,723,890.82
     6          493,038,485.69        38         87,159,033.37
     7          480,367,517.80        39         82,836,175.68
     8          465,945,917.04        40         78,740,758.82
     9          449,849,788.06        41         74,860,244.11
    10          432,166,119.22        42         71,182,807.44
    11          413,455,239.96        43         67,697,297.71
    12          393,840,726.16        44         64,393,197.63
    13          375,128,520.34        45         61,260,586.86
    14          357,284,033.11        46         58,290,107.36
    15          340,266,483.12        47         55,472,930.68
    16          324,037,005.73        48         52,800,727.32
    17          308,558,598.89        49             0.00
    18          293,799,201.35
    19          279,721,523.69
    20          266,293,661.76
    21          253,485,225.17
    22          241,047,924.40
    23          218,200,591.43
    24          197,667,418.85
    25          179,227,702.64
    26          162,631,772.85
    27          147,781,472.55
    28          139,374,623.79
    29          131,422,369.00
    30          123,899,143.75
    31          116,780,871.90
    32          110,044,929.76
------------ --------------------- --------- ----------------------

                                                        RATING AGENCY CONTACTS

---------------------------------------------------------------------------------------------------------------------------
 MOODY'S:                                Shacar Gonen                                           (212) 553-3711
 S&P:                                    Amy Samuels                                            (212) 438-2874
 FITCH:                                  Marc Lessner                                           (212) 908-0693

---------------------------------------------------------------------------------------------------------------------------

                                            FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                RASC SERIES 2006-KS6 TRUST
----------------------------------------------------------------------------------------------------------
                                                                                $523,655,000 (APPROXIMATE)

                                       RASC SERIES 2006-KS6 TRUST

                   HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-KS6

                                       $523,655,000 (APPROXIMATE)

                                           Subject to Revision

    July 19, 2006 - Free Writing Prospectus Containing Computational Materials

Any transactions in the certificates will be effected through J.P. Morgan Securities, Inc.

The information  herein has been provided solely by J.P. Morgan Securities,  Inc.  ("JPMorgan") based on  information  with respect to the  Mortgage  Loans  provided by  Residential  Funding  Corporation
("RFC") and its affiliates.

 THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE  SECURITIES  AND
EXCHANGE  COMMISSION FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD
READ THE PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES  AND EXCHANGE  COMMISSION FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.
YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SECURITIES AND EXCHANGE  COMMISSION WEB
SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE
OFFERING  WILL  ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING  TOLL-FREE
1-800-422-2006.

 The  information  in this free  writing  prospectus,  if conveyed  prior to the time of your  contractual commitment  to  purchase  any of the  Certificates,  supersedes  any  information  contained  in any prior similar  materials  relating to the  Certificates.  The  information  in this free writing  prospectus  is preliminary,  and is subject to completion or change.  This free writing  prospectus is being delivered to you solely to provide you with  information  about the  offering of the  Certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  Certificates,  when,  as and if issued.
Any such  offer  to  purchase  made by you will not be  accepted  and will not  constitute  a  contractual commitment  by you to purchase  any of the  Certificates,  until we have  accepted  your offer to purchase
Certificates.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance of your offer.  The  Certificates  referred to in these  materials  are being sold when, as and if issued.
The  issuing  entity  is not  obligated  to  issue  such  Certificates  or any  similar  security  and the underwriters'  obligation  to deliver  such  Certificates  is subject to the terms and  conditions  of the underwriting  agreement  with the  depositor and the  availability  of such  Certificates  when, as and if
issued  by  the  issuing  entity.   You  are  advised  that  the  terms  of  the  Certificates,   and  the
characteristics  of the  mortgage  pool  backing  them,  may  change  (due,  among  other  things,  to the possibility  that  mortgage  loans that  comprise  the pool may become  delinquent  or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the mortgage  pool, and that one or more  classes of  Certificates  may be split,  combined or  eliminated),  at any time prior to issuance or availability of a final  prospectus.  You are advised that Certificates may not be issued that have the characteristics  described in this free writing prospectus.  The underwriters' obligation to sell any of the  Certificates  to you  is  conditioned  on the  mortgage  loans  and  Certificates  having  the characteristics  described in these materials.  If for any reason the issuing entity does not deliver such
Certificates,  the  underwriters  will notify you, and neither the issuing entity or any underwriter  will have any obligation to you to deliver all or any portion of the  Certificates  which you have committed to purchase,  and  neither  the  issuing  entity or any  underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

 This  communication  does not  contain  all the  information  that is required to be included in the base prospectus and the prospectus supplement.

The  certificates  may not be suitable for all  investors.  JPMorgan and its  affiliates may acquire, hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

Investors are urged to read the base prospectus,  free writing  prospectus or preliminary  prospectus supplement and the prospectus  supplement and other relevant  documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

This free  writing  prospectus  does not contain all  information  that is required to be included in the base prospectus and the prospectus supplement.

JPMorgan  and  its  affiliates,  officers,  directors,  partners  and  employees,  including  persons involved in the  preparation  or issuance of these  materials,  may, from time to time,  have long or short  positions in, and buy and sell,  the  certificates  mentioned  herein or  derivatives  thereof
(including  options).  Information  in these  materials  is current as of the date  appearing  on the material only.

The  information  in this free writing  prospectus  is  preliminary  and is subject to  completion or change.

The  information  in this free  writing  prospectus  supersedes  information  contained  in any prior similar free writing  prospectus  relating to these certificates prior to the time of your commitment to purchase any certificates.

This  free  writing  prospectus  is not an offer to sell or a  solicitation  of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and  information in this report reflect  JPMorgan's  judgment as of this date and are subject  to change.  All  analyses  are based on  certain  assumptions  noted  herein  and  different assumptions  could  yield  substantially  different  results.  You are  cautioned  that  there  is no universally accepted method for analyzing financial  instruments.  You should review the assumptions;
there may be differences  between these  assumptions  and your actual  business  practices.  Further,
JPMorgan  does not  guarantee  any  results  and there is no  guarantee  as to the  liquidity  of the instruments involved in this analysis.

The  decision  to  adopt  any  strategy  remains  your  responsibility.   JPMorgan  (or  any  of  its
affiliates) or their officers,  directors,  analysts or employees may have positions in certificates, commodities or derivative  instruments  thereon referred to here, and may, as principal or agent, buy or sell such certificates,  commodities or derivative instruments.  In addition,  JPMorgan may make a market in the certificates referred to herein.

Finally,  JPMorgan has not  addressed  the legal,  accounting  and tax  implications  of the analysis with respect to you, and  JPMorgan  strongly  urges you to seek advice from your  counsel,  accountant  and tax advisor.

                                            FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                RASC SERIES 2006-KS6 TRUST
----------------------------------------------------------------------------------------------------------
                                                                                $523,655,000 (APPROXIMATE)

This Information was prepared by Greenwich Capital Markets Inc. in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the
Statement from your sales representative.

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART II OF II

$523,655,000 (APPROXIMATE)

RASC SERIES 2006-KS6 TRUST
Issuing Entity

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-KS6

EXPECTED TIMING:          Pricing Date:               On or about  [July 21], 2006
                          Settlement Date:            On or about  July 28, 2006
                          First Payment Date:         August 25, 2006

STRUCTURE:                Fixed and ARMs:             $544,338,881 Senior / Subordinate structure /
                                                      overcollateralization
                          Rating Agencies:            Moody's, S&P and Fitch

                                           NET WAC CAP SCHEDULE

----------------- ----------------- ----------------- ----------------- ----------------- ----------------

       1               8.69              14.00              47               11.52            14.00
       2               7.85              14.00              48               11.96            14.00
       3               8.12              14.00              49               11.56            11.56
       4               7.85              14.00              50               11.54            11.54
       5               8.12              14.00              51               11.91            11.91
       6               7.85              14.00              52               11.51            11.51
       7               7.85              14.00              53               11.88            11.88
       8               8.70              14.00              54               11.53            11.53
       9               7.85              14.00              55               11.52            11.52
       10              8.12              14.00              56               12.73            12.73
       11              7.86              14.00              57               11.48            11.48
       12              8.12              14.00              58               11.85            11.85
       13              7.86              14.00              59               11.45            11.45
       14              7.86              14.00              60               11.83            11.83
       15              8.12              14.00              61               11.45            11.45
       16              7.86              14.00              62               11.43            11.43
       17              8.12              14.00              63               11.79            11.79
       18              7.86              14.00              64               11.39            11.39
       19              7.86              14.00              65               11.75            11.75
       20              8.41              14.00              66               11.36            11.36
       21              7.87              14.00              67               11.34            11.34
       22              8.16              14.00              68               12.11            12.11
       23              7.90              14.00              69               11.31            11.31
       24              10.05             14.00              70               11.67            11.67
       25              9.72              14.00              71               11.27            11.27
       26              9.70              14.00              72               11.63            11.63
       27              10.01             14.00              73               11.24            11.24
       28              9.69              14.00              74               11.22            11.22
       29              10.01             14.00              75               11.57            11.57
       30              10.29             14.00              76               11.18            11.18
       31              10.28             14.00              77               11.54            11.54
       32              11.37             14.00              78               11.15            11.15
       33              10.26             14.00
       34              10.61             14.00
       35              10.26             14.00
       36              11.39             14.00
       37              11.01             14.00
       38              11.00             14.00
       39              11.35             14.00
       40              10.98             14.00
       41              11.34             14.00
       42              11.59             14.00
       43              11.58             14.00
       44              12.80             14.00
       45              11.55             14.00
       46              11.92             14.00
----------------------------------------------------------------------------------------------------------

(1)    All index values increase to 20.00% beginning in the first period, subject to a 14.00% cap.

(2)    The effective  available funds cap rate (the "Effective  Rate") is a per annum rate equal to
       (A) the  product  of (i) 30 divided by the  actual  number of days in the  Interest  Accrual
       Period  for the  Certificates  and  (ii)  the  weighted  average  Net  Mortgage  Rate of the mortgage  loans  plus (B) the  payments  from the Swap  Agreement,  if any,  divided  by the aggregate  balance of the mortgage loans multiplied by 360 divided by actual number of days, subject to a 14.00% cap.

                                       CLASS A SENSITIVITY ANALYSIS
                                              TO 10% CALL(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                     ------------- -------------- ------------- -------------- -------------- -------------
                A-1
            WAL (YEARS)                 14.10          1.59           1.21          1.00           0.86           0.76
     PRINCIPAL WINDOW (MONTH)          1 - 252        1 - 35         1 - 25        1 - 21         1 - 17         1 - 15
         PRINCIPAL MONTHS                252            35             25            21             17             15
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                A-2
            WAL (YEARS)                 22.86          3.68           2.51          2.00           1.73           1.49
     PRINCIPAL WINDOW (MONTH)         252 - 297       35 - 57       25 - 39        21 - 28        17 - 24       15 - 21
         PRINCIPAL MONTHS                 46            23             15             8              8             7
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                A-3
            WAL (YEARS)                 26.93          7.23           4.83          3.25           2.26           1.96
     PRINCIPAL WINDOW (MONTH)         297 - 346      57 - 129       39 - 86        28 - 63        24 - 32       21 - 26
         PRINCIPAL MONTHS                 50            73             48            36              9             6
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                A-4
            WAL (YEARS)                 29.30          12.70          8.51          6.26           3.83           2.41
     PRINCIPAL WINDOW (MONTH)         346 - 353      129 - 158      86 - 106       63 - 78        32 - 60       26 - 32
         PRINCIPAL MONTHS                 8             30             21            16             29             7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                       CLASS A SENSITIVITY ANALYSIS
                                              TO MATURITY(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                A-1
            WAL (YEARS)                 14.10          1.59           1.21          1.00           0.86           0.76
     PRINCIPAL WINDOW (MONTH)          1 - 252        1 - 35         1 - 25        1 - 21         1 - 17         1 - 15
         PRINCIPAL MONTHS                252            35             25            21             17             15
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                A-2
            WAL (YEARS)                 22.86          3.68           2.51          2.00           1.73           1.49
     PRINCIPAL WINDOW (MONTH)         252 - 297       35 - 57       25 - 39        21 - 28        17 - 24       15 - 21
         PRINCIPAL MONTHS                 46            23             15             8              8             7
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                A-3
            WAL (YEARS)                 26.93          7.23           4.83          3.25           2.26           1.96
     PRINCIPAL WINDOW (MONTH)         297 - 346      57 - 129       39 - 86        28 - 63        24 - 32       21 - 26
         PRINCIPAL MONTHS                 50            73             48            36              9             6
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------
                A-4
            WAL (YEARS)                 29.56          15.56         10.73          7.95           5.10           2.41
     PRINCIPAL WINDOW (MONTH)         346 - 359      129 - 313      86 - 237      63 - 180       32 - 144       26 - 32
         PRINCIPAL MONTHS                 14            185           152            118            113            7
------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month  LIBOR remains  constant at 5.370% and 6-month  LIBOR  remains  constant at
       5.560% and run at the Pricing Speed with no losses and trigger is not in effect.

                                       CLASS M SENSITIVITY ANALYSIS
                                              TO 10% CALL(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-1
            WAL (YEARS)                 27.46          8.71           5.84          4.74           4.92           3.96
     PRINCIPAL WINDOW (MONTH)         288 - 353      51 - 158       38 - 106       45 - 78        55 - 60       32 - 48
         PRINCIPAL MONTHS                 66            108            69            34              6             17
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-2
            WAL (YEARS)                 27.46          8.71           5.83          4.63           4.47           3.99
     PRINCIPAL WINDOW (MONTH)         288 - 353      51 - 158       37 - 106       42 - 78        49 - 60       48 - 48
         PRINCIPAL MONTHS                 66            108            70            37             12             1
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-3
            WAL (YEARS)                 27.46          8.71           5.83          4.57           4.21           3.85
     PRINCIPAL WINDOW (MONTH)         288 - 353      51 - 158       37 - 106       41 - 78        46 - 60       44 - 48
         PRINCIPAL MONTHS                 66            108            70            38             15             5
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-4
            WAL (YEARS)                 27.46          8.71           5.83          4.54           4.09           3.65
     PRINCIPAL WINDOW (MONTH)         288 - 353      51 - 158       37 - 106       40 - 78        44 - 60       41 - 48
         PRINCIPAL MONTHS                 66            108            70            39             17             8
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-5
            WAL (YEARS)                 27.46          8.71           5.83          4.52           4.00           3.51
     PRINCIPAL WINDOW (MONTH)         288 - 353      51 - 158       37 - 106       39 - 78        42 - 60       39 - 48
         PRINCIPAL MONTHS                 66            108            70            40             19             10
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-6
            WAL (YEARS)                 27.46          8.71           5.83          4.49           3.92           3.40
     PRINCIPAL WINDOW (MONTH)         288 - 353      51 - 158       37 - 106       39 - 78        41 - 60       38 - 48
         PRINCIPAL MONTHS                 66            108            70            40             20             11
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-7
            WAL (YEARS)                 27.46          8.71           5.83          4.48           3.86           3.32
     PRINCIPAL WINDOW (MONTH)         288 - 353      51 - 158       37 - 106       38 - 78        40 - 60       36 - 48
         PRINCIPAL MONTHS                 66            108            70            41             21             13
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-8
            WAL (YEARS)                 27.46          8.71           5.83          4.47           3.82           3.26
     PRINCIPAL WINDOW (MONTH)         288 - 353      51 - 158       37 - 106       38 - 78        39 - 60       35 - 48
         PRINCIPAL MONTHS                 66            108            70            41             22             14
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-9
            WAL (YEARS)                 27.46          8.71           5.83          4.47           3.79           3.22
     PRINCIPAL WINDOW (MONTH)         288 - 353      51 - 158       37 - 106       38 - 78        38 - 60       35 - 48
         PRINCIPAL MONTHS                 66            108            70            41             23             14
                                     ------------- -------------- ------------- -------------- -------------- -------------

 (1)   Assumes  1-month  LIBOR remains  constant at 5.370% and 6-month  LIBOR  remains  constant at
       5.560% and run at the Pricing Speed with no losses and trigger is not in effect.

                                   CLASS M SENSITIVITY ANALYSIS
                                              TO MATURITY(1)

------------------------------------ ------------- -------------- ------------- -------------- -------------- -------------

                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-1
            WAL (YEARS)                 27.54          9.56           6.49          5.24           5.48           6.45
     PRINCIPAL WINDOW (MONTH)         288 - 359      51 - 280       38 - 202      45 - 153       55 - 120       32 - 116
         PRINCIPAL MONTHS                 72            230           165            109            66             85
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-2
            WAL (YEARS)                 27.54          9.54           6.47          5.11           4.85           4.63
     PRINCIPAL WINDOW (MONTH)         288 - 359      51 - 272       37 - 193      42 - 147       49 - 114       48 - 92
         PRINCIPAL MONTHS                 72            222           157            106            66             45
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-3
            WAL (YEARS)                 27.54          9.52           6.44          5.04           4.58           4.15
     PRINCIPAL WINDOW (MONTH)         288 - 359      51 - 261       37 - 184      41 - 139       46 - 108       44 - 87
         PRINCIPAL MONTHS                 72            211           148            99             63             44
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-4
            WAL (YEARS)                 27.54          9.49           6.43          4.99           4.44           3.94
     PRINCIPAL WINDOW (MONTH)         288 - 359      51 - 254       37 - 179      40 - 134       44 - 104       41 - 84
         PRINCIPAL MONTHS                 72            204           143            95             61             44
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-5
            WAL (YEARS)                 27.54          9.46           6.41          4.95           4.33           3.78
     PRINCIPAL WINDOW (MONTH)         288 - 359      51 - 246       37 - 174      39 - 129       42 - 100       39 - 80
         PRINCIPAL MONTHS                 72            196           138            91             59             42
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-6
            WAL (YEARS)                 27.54          9.42           6.37          4.89           4.23           3.66
     PRINCIPAL WINDOW (MONTH)         288 - 359      51 - 236       37 - 166      39 - 123        41 - 96       38 - 77
         PRINCIPAL MONTHS                 72            186           130            85             56             40
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-7
            WAL (YEARS)                 27.54          9.35           6.32          4.84           4.15           3.55
     PRINCIPAL WINDOW (MONTH)         288 - 359      51 - 226       37 - 158      38 - 117        40 - 90       36 - 72
         PRINCIPAL MONTHS                 72            176           122            80             51             37
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-8
            WAL (YEARS)                 27.54          9.26           6.25          4.77           4.06           3.45
     PRINCIPAL WINDOW (MONTH)         288 - 359      51 - 213       37 - 148      38 - 109        39 - 84       35 - 68
         PRINCIPAL MONTHS                 72            163           112            72             46             34
                                     ------------- -------------- ------------- -------------- -------------- -------------
                                     ------------- -------------- ------------- -------------- -------------- -------------
                M-9
            WAL (YEARS)                 27.53          9.12           6.15          4.70           3.98           3.36
     PRINCIPAL WINDOW (MONTH)         288 - 359      51 - 197       37 - 136      38 - 100        38 - 78       35 - 62
         PRINCIPAL MONTHS                 72            147           100            63             41             28
                                     ------------- -------------- ------------- -------------- -------------- -------------

(1)    Assumes  1-month  LIBOR remains  constant at 5.370% and 6-month  LIBOR  remains  constant at
       5.560% and run at the Pricing Speed with no losses and trigger is not in effect.

                                           EXCESS SPREAD TABLE

----------------- ----------------- ----------------- ----------------- ----------------- ----------------

       1               3.02              3.02               47               4.37              4.29
       2               2.45              2.45               48               4.48              4.42
       3               2.46              2.46               49               4.38              4.20
       4               2.45              2.45               50               4.37              4.20
       5               2.46              2.46               51               4.54              4.38
       6               2.45              2.45               52               4.35              4.18
       7               2.45              2.45               53               4.53              4.36
       8               2.50              2.49               54               4.34              4.16
       9               2.45              2.45               55               4.33              4.15
       10              2.48              2.47               56               4.86              4.71
       11              2.46              2.45               57               4.31              4.13
       12              2.48              2.48               58               4.48              4.30
       13              2.46              2.45               59               4.29              4.10
       14              2.46              2.45               60               4.47              4.30
       15              2.50              2.48               61               4.29              4.11
       16              2.47              2.43               62               4.28              4.09
       17              2.51              2.47               63               4.46              4.27
       18              2.47              2.42               64               4.26              4.07
       19              2.47              2.42               65               4.44              4.25
       20              2.57              2.51               66               4.25              4.05
       21              2.47              2.40               67               4.24              4.04
       22              2.56              2.48               68               4.60              4.42
       23              2.51              2.43               69               4.22              4.02
       24              4.39              4.34               70               4.40              4.21
       25              4.32              4.27               71               4.21              4.01
       26              4.31              4.26               72               4.38              4.19
       27              4.38              4.35               73               4.19              3.99
       28              4.30              4.28               74               4.18              3.99
       29              4.39              4.37               75               4.35              4.17
       30              4.34              4.25               76               4.16              3.97
       31              4.33              4.26               77               4.34              4.15
       32              4.62              4.55               78               4.15              3.96
       33              4.33              4.27
       34              4.43              4.37
       35              4.33              4.27
       36              4.60              4.57
       37              4.50              4.46
       38              4.38              4.32
       39              4.50              4.43
       40              4.41              4.32
       41              4.51              4.41
       42              4.40              4.37
       43              4.40              4.35
       44              4.72              4.67
       45              4.39              4.32
       46              4.49              4.42
----------------------------------------------------------------------------------------------------------

(1)    Assumes  1-month  LIBOR remains  constant at 5.370% and 6-month  LIBOR  remains  constant at
       5.560% and run at the Pricing Speed to call.  Assumes  payments are  received,  if any, from the related Swap Agreement.

(2)    Assumes  1-month  Forward  LIBOR and 6-month  Forward  LIBOR and run at the Pricing Speed to call.  Assumes payments are received from the related Swap Agreement.

                                            BREAK-EVEN TABLES

------------------------------------ ---------------------------------- ----------------------------------

------------------------------------ ---------------------------------- ----------------------------------
------------------------------------ ---------------- ----------------- ---------------- -----------------
                                      CDR BREAK(3)    COLLATERAL LOSS    CDR BREAK(3)    COLLATERAL LOSS
                                                            (%)                                (%)
Class M1                                30.2 CDR           22.19%          30.1 CDR           22.14%
Class M2                                24.1 CDR           19.26%          24.0 CDR           19.20%
Class M3                                21.0 CDR           17.56%          20.9 CDR           17.51%
Class M4                                18.4 CDR           16.02%          18.3 CDR           15.96%
Class M5                                16.0 CDR           14.48%          15.9 CDR           14.41%
Class M6                                14.0 CDR           13.10%          13.8 CDR           12.95%
Class M7                                12.1 CDR           11.70%          11.9 CDR           11.55%
Class M8                                10.4 CDR           10.37%          10.3 CDR           10.28%
Class M9                                 9.2 CDR           9.37%            9.0 CDR           9.20%
------------------------------------ ---------------- ----------------- ---------------- -----------------

(1)    Assumes  1-month  LIBOR remains  constant at 5.370% and 6-month  LIBOR  remains  constant at
       5.560% and run at the pricing speed to maturity.  Assumes principal and interest  advancing,
       40% severity rate with a 12 month lag and triggers are in effect at all times.

(2)    Assumes  1-month  Forward  LIBOR and 6-month  Forward  LIBOR and run at the pricing speed to maturity.  Assumes principal and interest  advancing,  40% severity rate with a 12 month lag and triggers are in effect at all times.

(3)    CDR Break means when bonds receive first principal dollar loss.

COLLATERAL SUMMARY
THE MORTGAGE LOAN CHARACTERISTICS ARE APPROXIMATE AND ARE SUBJECT TO A +/- 10% VARIANCE.

SUMMARY                                                                                   TOTAL      MINIMUM       MAXIMUM
Aggregate Current Principal Balance                                                $544,338,881
Number of Mortgage Loans                                                                  3,914

Average Current Principal Balance                                                      $139,075       $9,097      $650,000
Weighted Average Original Loan-to-Value                                                  82.11%       16.00%       100.00%
Weighted Average Mortgage Rate                                                           8.615%       5.600%       14.125%
Weighted Average Net Mortgage Rate                                                       8.115%       5.175%       13.625%
Weighted Average Note Margin                                                             5.886%       1.000%        9.950%
Weighted Average Maximum Mortgage Rate                                                  14.636%       6.000%       24.850%
Weighted Average Minimum Mortgage Rate                                                   7.128%       1.000%       11.725%
Weighted Average Term to Next Rate Adjustment Date (months)                                  24            3            60
Weighted Average Remaining Term to Stated Maturity (months)                                 353          118           360
Weighted Average Credit Score                                                               613          500           814

Weighted Average reflected in Total
                                                                                                 PERCENT OF CUT-OFF DATE
                                                           RANGE                                 PRINCIPAL BALANCE
Product Type                                               Hybrid ARM                                 75.61%
                                                           Fixed                                      24.39%

Lien                                                       First                                      96.73%
                                                           Second                                      3.27%

Property Type                                              Single Family Detached                     81.96%
                                                           Planned Unit Developments (attached)        1.60%
                                                           Planned Unit Developments (detached)       11.58%
                                                           Condominium Low Rise (less than 5           3.46%
                                                           stories)
                                                           Condominium Mid Rise                        0.28%
                                                           Townhouse                                   1.14%

Occupancy Status                                           Primary Residence                          95.04%
                                                           Non-Owner Occupied                          2.75%
                                                           Second/Vacation                             2.21%

Documentation Type                                         Full Documentation                         61.59%
                                                           Reduced Documentation                      38.41%

Loans with Prepayment penalties                                                                       72.33%

Interest Only Percentage                                                                              12.82%

                               CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
PLACENAMEPLACECREDIT PLACENAMESCORE          NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
PLACETYPERANGE                                 LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
                                            ------------- ---------------- ------------ ----------- ------------ ------------
500 - 519                                             76       $8,883,991         1.63    $116,895          509       67.15%
520 - 539                                            156       18,009,744         3.31     115,447          530        72.99
540 - 559                                            280       37,253,125         6.84     133,047          549        78.84
560 - 579                                            393       52,443,081         9.63     133,443          570        81.37
580 - 599                                            682       93,938,883        17.26     137,740          589        82.67
600 - 619                                            749      110,520,469        20.30     147,557          609        83.73
620 - 639                                            519       73,703,439        13.54     142,010          629        83.17
640 - 659                                            553       79,049,818        14.52     142,947          649        82.52
660 - 679                                            243       32,623,227         5.99     134,252          668        83.92
680 - 699                                            119       18,629,306         3.42     156,549          688        83.64
700 - 719                                             63        8,473,088         1.56     134,493          708        82.64
720 - 739                                             38        5,051,233         0.93     132,927          728        84.34
740 - 759                                             25        3,234,607         0.59     129,384          748        83.81
760 or greater                                        18        2,524,870         0.46     140,271          782        83.96
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 613.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                                      WEIGHTED    WEIGHTED
                                                                            % OF          AVERAGE      AVERAGE    AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL    PRINCIPAL     CREDIT     ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS          BALANCE        BALANCE      BALANCE       SCORE        LTV
------------------------------------------- ------------- ----------------- ----------- ------------ ------------ -----------
100,000 or less                                    1,523       $98,220,608       18.04      $64,492          606      82.63%
100,001 - 200,000                                  1,626       228,005,370       41.89      140,225          610       81.80
200,001 - 300,000                                    520       124,197,782       22.82      238,842          613       82.33
300,001 - 400,000                                    182        63,279,677       11.63      347,691          619       82.39
400,001 - 500,000                                     42        18,503,595        3.40      440,562          634       83.37
500,001 - 600,000                                     13         7,087,162        1.30      545,166          634       76.73
600,001 - 700,000                                      8         5,044,688        0.93      630,586          631       79.63
TOTAL:                                             3,914      $544,338,881      100.00     $139,075          613      82.11%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $139,075.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                      WEIGHTED    WEIGHTED
                                                                            % OF          AVERAGE      AVERAGE    AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL    PRINCIPAL     CREDIT     ORIGINAL
NET MORTGAGE RATE (%)                          LOANS          BALANCE        BALANCE      BALANCE       SCORE        LTV
------------------------------------------- ------------- ----------------- ----------- ------------ ------------ -----------
5.000 to 5.499                                         3          $747,455        0.14     $249,152          658      80.00%
5.500 to 5.999                                        11         2,401,745        0.44      218,340          675       71.16
6.000 to 6.499                                        88        18,445,655        3.39      209,610          641       77.64
6.500 to 6.999                                       229        45,076,924        8.28      196,842          639       78.04
7.000 to 7.499                                       578       101,394,372       18.63      175,423          627       79.37
7.500 to 7.999                                       568        88,708,103       16.30      156,176          616       79.89
8.000 to 8.499                                       834       121,794,813       22.37      146,037          605       82.23
8.500 to 8.999                                       482        62,593,300       11.50      129,862          596       84.46
9.000 to 9.499                                       484        57,757,623       10.61      119,334          591       85.93
9.500 to 9.999                                       199        20,378,610        3.74      102,405          588       87.28
10.000 to 10.499                                     121        10,362,530        1.90       85,641          601       88.68
10.500 to 10.999                                      69         4,275,882        0.79       61,969          617       90.86
11.000 to 11.499                                      64         2,799,709        0.51       43,745          633       97.41
11.500 to 11.999                                      55         2,665,285        0.49       48,460          642       98.68
12.000 to 12.499                                      87         3,499,756        0.64       40,227          626       99.72
12.500 to 12.999                                      16           504,965        0.09       31,560          599       99.18
13.000 to 13.499                                      25           893,161        0.16       35,726          593       99.81
13.500 to 13.999                                       1            38,993        0.01       38,993          598      100.00
TOTAL:                                             3,914      $544,338,881      100.00     $139,075          613      82.11%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 8.115% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
MORTGAGE RATE (%)                                 LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
5.500 to 5.999                                            3           $747,455         0.14      $249,152           658        80.00%
6.000 to 6.499                                           11          2,401,745         0.44       218,340           675         71.16
6.500 to 6.999                                           87         18,402,715         3.38       211,525           641         77.68
7.000 to 7.499                                          232         45,326,900         8.33       195,375           639         78.03
7.500 to 7.999                                          578        101,157,607        18.58       175,013           628         79.28
8.000 to 8.499                                          563         88,292,095        16.22       156,824           616         80.08
8.500 to 8.999                                          839        122,487,651        22.50       145,992           604         82.19
9.000 to 9.499                                          478         62,242,224        11.43       130,214           596         84.43
9.500 to 9.999                                          488         58,007,410        10.66       118,868           591         85.91
10.000 to 10.499                                        198         20,312,910         3.73       102,590           588         87.35
10.500 to 10.999                                        119         10,257,497         1.88        86,197           601         88.61
11.000 to 11.499                                         66          4,120,419         0.76        62,431           617         90.52
11.500 to 11.999                                         68          2,980,094         0.55        43,825           633         97.57
12.000 to 12.499                                         55          2,665,285         0.49        48,460           642         98.68
12.500 to 12.999                                         87          3,499,756         0.64        40,227           626         99.72
13.000 to 13.499                                         16            504,965         0.09        31,560           599         99.18
13.500 to 13.999                                         25            893,161         0.16        35,726           593         99.81
14.000 to 14.499                                          1             38,993         0.01        38,993           598        100.00
TOTAL:                                                3,914       $544,338,881       100.00      $139,075           613        82.11%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.615% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                        ORIGINAL LOAN-TO-VALUE RATIOS OF THE AGGREGATE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
0.01 - 50.00                                            124        $13,486,296         2.48      $108,760           586        40.90%
50.01 - 55.00                                            44          5,692,186         1.05       129,368           584         53.07
55.01 - 60.00                                            70          9,346,307         1.72       133,519           581         58.39
60.01 - 65.00                                            82         11,703,678         2.15       142,728           594         63.78
65.01 - 70.00                                           147         22,444,834         4.12       152,686           587         68.94
70.01 - 75.00                                           214         34,168,869         6.28       159,668           600         73.64
75.01 - 80.00                                         1,184        182,102,785        33.45       153,803           625         79.81
80.01 - 85.00                                           438         67,491,691        12.40       154,091           602         84.45
85.01 - 90.00                                           746        114,715,766        21.07       153,774           608         89.68
90.01 - 95.00                                           437         66,422,755        12.20       151,997           621         94.69
95.01 - 100.00                                          428         16,763,715         3.08        39,168           641         99.96
TOTAL:                                                3,914       $544,338,881       100.00      $139,075           613        82.11%

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 82.11%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                                PRODUCT TYPES OF THE AGGREGATE LOANS
                                                                                   % OF        AVERAGE       WEIGHTED      WEIGHTED
                                                NUMBER OF                        PRINCIPAL    PRINCIPAL      AVERAGE       AVERAGE
PRODUCT TYPE                                      LOANS      PRINCIPAL BALANCE    BALANCE      BALANCE     CREDIT SCORE  ORIGINAL LTV
---------------------------------------------- ------------- ------------------ ------------ ------------- ------------- -------------
6ML ARM                                                   2           $335,906         0.06      $167,953           602        76.50%
1-Year Hybrid                                             1            117,907         0.02       117,907           701         92.00
2-Year Hybrid                                         1,834        273,286,247        50.21       149,011           603         82.16
2-Year Hybrid 40/30 Balloon                             177         37,079,257         6.81       209,487           619         82.95
2-Year Hybrid Interest Only                             254         56,744,667        10.42       223,404           635         82.56
2-Year Hybrid 30/40 Dual Amortization                     1            249,531         0.05       249,531           587         89.00
3-Year Hybrid                                           187         27,360,971         5.03       146,315           606         81.35
3-Year Hybrid 40/30 Balloon                              17          3,575,257         0.66       210,309           637         87.35
3-Year Hybrid Interest Only                              32          8,074,994         1.48       252,344           635         82.52
5-Year Hybrid                                            13          2,516,872         0.46       193,606           621         77.44
5-Year Hybrid Interest Only                              11          2,206,480         0.41       200,589           652         84.76
Fixed Rate Mortgage                                   1,006        111,647,127        20.51       110,981           616         79.42
Fixed Rate Mortgage 30/15 Balloon                       333         13,269,017         2.44        39,847           645         99.70
Fixed Rate Mortgage 40/30 Balloon                        33          5,109,322         0.94       154,828           619         81.30
Fixed Rate Mortgage Interest Only                        13          2,765,325         0.51       212,717           635         83.17
TOTAL:                                                3,914       $544,338,881       100.00      $139,075           613        82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                         GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
STATE                                          LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
StateplaceAlabama                                    121      $11,737,597         2.16     $97,005          604       84.76%
StateplaceAlaska                                       3          565,433         0.10     188,478          632        80.29
StateplaceArizona                                    146       22,401,730         4.12     153,437          628        80.10
StateplaceArkansas                                    23        2,677,673         0.49     116,421          622        81.46
StateplaceCalifornia                                 145       39,549,225         7.27     272,753          619        77.81
StateplaceColorado                                    75       10,677,126         1.96     142,362          614        80.98
StateplaceConnecticut                                 25        4,183,734         0.77     167,349          612        76.15
StateplaceDelaware                                    14        1,904,338         0.35     136,024          642        79.02
StateplaceDistrict Of Columbia                         5        1,447,313         0.27     289,463          600        73.81
StateplaceFlorida                                    381       60,927,269        11.19     159,914          612        80.57
country-regionplaceGeorgia                           210       26,679,253         4.90     127,044          607        84.65
StateplaceHawaii                                       2          488,155         0.09     244,078          555        61.88
StateplaceIdaho                                       17        2,066,530         0.38     121,561          613        76.42
StateplaceIllinois                                   161       25,772,653         4.73     160,079          621        84.18
StateplaceIndiana                                    143       12,880,872         2.37      90,076          610        84.84
StateplaceIowa                                        13        1,236,487         0.23      95,114          580        83.45
StateplaceKansas                                      29        2,924,670         0.54     100,851          630        85.28
StateplaceKentucky                                    71        7,666,962         1.41     107,985          609        85.34
StateplaceLouisiana                                  101       12,366,241         2.27     122,438          608        84.12
StateplaceMaine                                       12        1,397,795         0.26     116,483          578        77.99
StateplaceMaryland                                    95       17,738,223         3.26     186,718          624        82.03
StateplaceMassachusetts                               32        7,559,403         1.39     236,231          604        80.06
StateplaceMichigan                                   215       25,905,662         4.76     120,491          619        83.59
StateplaceMinnesota                                   81       14,170,683         2.60     174,947          613        82.78
StateplaceMississippi                                 75        8,306,316         1.53     110,751          607        83.65
StateplaceMissouri                                   118       13,079,030         2.40     110,839          596        84.58
StateplaceMontana                                      4          431,692         0.08     107,923          571        79.54
StateplaceNebraska                                    16        1,269,893         0.23      79,368          590        84.19
StateplaceNevada                                      26        5,894,734         1.08     226,721          618        80.44
StateplaceNew Hampshire                               12        1,920,741         0.35     160,062          585        77.17
StateplaceNew Jersey                                  44       11,413,580         2.10     259,400          615        79.10
StateplaceNew Mexico                                  16        2,140,669         0.39     133,792          600        83.25
StateplaceNew York                                    18        3,092,499         0.57     171,806          615        77.48
StateplaceNorth Carolina                              86       12,004,627         2.21     139,589          604        85.10
StateplaceNorth Dakota                                 9        1,012,389         0.19     112,488          608        88.46
StateplaceOhio                                       119       13,270,584         2.44     111,518          601        85.83
StateplaceOklahoma                                    45        3,794,991         0.70      84,333          607        82.89
StateplaceOregon                                      18        2,789,205         0.51     154,956          598        77.30
StateplacePennsylvania                               115       13,734,585         2.52     119,431          599        81.48
StateplaceRhode Island                                 4          879,416         0.16     219,854          596        78.18
StateplaceSouth Carolina                              60        7,524,692         1.38     125,412          604        81.21
StateplaceSouth Dakota                                 4          400,333         0.07     100,083          635        85.01
StateplaceTennessee                                  162       15,907,574         2.92      98,195          604        84.95
StateplaceTexas                                      365       38,468,020         7.07     105,392          619        82.68
StateplaceUtah                                        47        6,641,259         1.22     141,303          622        82.32
StateplaceVirginia                                   136       23,880,640         4.39     175,593          611        79.42
StateplaceWashington                                  70       13,708,898         2.52     195,841          616        80.45
StateplaceWest Virginia                               15        1,870,888         0.34     124,726          567        84.70
StateplaceWisconsin                                  199       24,698,908         4.54     124,115          616        85.48
StateplaceWyoming                                     11        1,277,692         0.23     116,154          610        82.32
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

                                        MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
LOAN PURPOSE                                   LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Purchase                                           1,505     $192,893,090        35.44    $128,168          626       84.56%
Construction Permanent                                 5          601,241         0.11     120,248          583        82.53
Equity Refinance                                   2,006      299,085,476        54.94     149,095          604        80.55
Rate/Term Refinance                                  398       51,759,075         9.51     130,048          610        81.99
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                  MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
DOCUMENTATION                                  LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Full Documentation                                 2,627     $335,240,263        61.59    $127,613          600       82.35%
Reduced Documentation                              1,287      209,098,619        38.41     162,470          632        81.73
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                           OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
OCCUPANCY TYPE                                 LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Primary Residence                                  3,700     $517,364,237        95.04    $139,828          612       82.20%
Non-Owner Occupied                                   139       14,960,381         2.75     107,629          631        76.22
Second/Vacation                                       75       12,014,263         2.21     160,190          634        85.61
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
PROPERTY TYPE                                  LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Single Family Detached                             3,284     $446,125,451        81.96    $135,848          612       82.00%
Townhouse                                             47        6,181,889         1.14     131,530          601        83.58
Condominium Low Rise (less than 5 stories)           138       18,813,352         3.46     136,329          619        83.28
Condominium Mid Rise (timeHour19Minute555             10        1,522,506         0.28     152,251          614        83.19
to 8 stories)
Planned Unit Developments (attached)                  58        8,685,360         1.60     149,748          631        83.04
Planned Unit Developments (detached)                 377       63,010,322        11.58     167,136          616        82.24
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
AGGREGATE CREDIT GRADE                         LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
A4                                                 2,099     $311,262,791        57.18    $148,291          617       82.68%
A5                                                 1,231      145,852,610        26.79     118,483          617        83.28
AM                                                   147       24,688,046         4.54     167,946          582        76.40
AX                                                   359       52,661,430         9.67     146,689          598        80.96
B                                                     44        5,900,408         1.08     134,100          564        70.86
C                                                     33        3,863,597         0.71     117,079          571        62.42
CM                                                     1          110,000         0.02     110,000          560        56.00
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
PREPAYMENT PENALTY TERM                        LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
None                                               1,182     $150,596,095        27.67    $127,408          613       82.88%
12 Months                                            174       29,276,988         5.38     168,259          616        80.02
24 Months                                          1,784      266,805,020        49.01     149,554          609        82.28
36 Months                                            764       96,250,021        17.68     125,982          621        81.02
60 Months                                              6          602,860         0.11     100,477          588        82.62
Other*                                                 4          807,896         0.15     201,974          631        83.99
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
* Other means not None, 12, 24, 36, or 60 months and not more than 60 months.

                                         INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
INTEREST ONLY TERM                             LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
None                                               3,604     $474,547,415        87.18    $131,672          609       82.03%
24 Months                                             21        4,415,169         0.81     210,246          620        80.60
36 Months                                              2          508,000         0.09     254,000          673        91.08
60 Months                                            255       58,025,728        10.66     227,552          637        82.69
120 Months                                            32        6,842,569         1.26     213,830          634        82.97
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
NOTE MARGIN (%)                                LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed Rate Mortgage                                1,385     $132,790,791        24.39     $95,878          619       81.60%
1.000 to 1.499                                         1           87,898         0.02      87,898          555        90.00
2.000 to 2.499                                         2          771,200         0.14     385,600          616        72.74
2.500 to 2.999                                         2          252,720         0.05     126,360          672        80.00
3.000 to 3.499                                        10        2,129,461         0.39     212,946          639        77.19
3.500 to 3.999                                        36        7,712,494         1.42     214,236          639        70.45
4.000 to 4.499                                        93       19,073,713         3.50     205,094          626        77.92
4.500 to 4.999                                       263       50,410,360         9.26     191,674          619        78.10
5.000 to 5.499                                       332       58,401,171        10.73     175,907          608        80.79
5.500 to 5.999                                       551       90,269,596        16.58     163,829          608        82.84
6.000 to 6.499                                       415       62,692,376        11.52     151,066          609        84.35
6.500 to 6.999                                       388       57,232,555        10.51     147,507          609        84.72
7.000 to 7.499                                       270       39,774,450         7.31     147,313          606        84.90
7.500 to 7.999                                       116       15,763,154         2.90     135,889          598        85.58
8.000 to 8.499                                        35        5,292,676         0.97     151,219          587        84.14
8.500 to 8.999                                        12        1,356,191         0.25     113,016          587        85.08
9.000 to 9.499                                         1           74,344         0.01      74,344          526        85.00
9.500 to 9.999                                         2          253,732         0.05     126,866          530        69.93
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.886% per annum.

                                       MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
MAXIMUM MORTGAGE RATE (%)                      LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed Rate Mortgage                                1,385     $132,790,791        24.39     $95,878          619       81.60%
 6.000 to 6.999                                        1          173,792         0.03     173,792          657        80.00
11.000 to 11.999                                       5        1,403,464         0.26     280,693          645        78.34
12.000 to 12.999                                      65       14,670,282         2.70     225,697          642        76.26
13.000 to 13.999                                     492       97,569,212        17.92     198,311          627        79.59
14.000 to 14.999                                     985      162,067,260        29.77     164,535          609        81.76
15.000 to 15.999                                     738      105,613,093        19.40     143,107          599        85.36
16.000 to 16.999                                     210       26,070,441         4.79     124,145          587        86.24
17.000 to 17.999                                      29        3,230,866         0.59     111,409          575        84.96
18.000 to 18.999                                       3          406,680         0.07     135,560          554        75.60
21.000 or greater                                      1          343,000         0.06     343,000          662        94.00
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.636%
per annum.

                                       MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
MINIMUM MORTGAGE RATE (%)                      LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed Rate Mortgage                                1,385     $132,790,791        24.39     $95,878          619       81.60%
1.000 to 1.999                                         1           87,898         0.02      87,898          555        90.00
2.000 to 2.999                                         1          560,000         0.10     560,000          612        70.00
3.000 to 3.999                                        16        3,685,878         0.68     230,367          634        60.28
4.000 to 4.999                                       228       42,418,685         7.79     186,047          615        75.99
5.000 to 5.999                                       481       78,359,022        14.40     162,909          599        81.24
6.000 to 6.999                                       414       71,092,927        13.06     171,722          614        83.74
7.000 to 7.999                                       433       77,615,688        14.26     179,251          624        82.91
8.000 to 8.999                                       494       78,896,776        14.49     159,710          616        83.01
9.000 to 9.999                                       341       45,367,277         8.33     133,042          593        86.08
10.000 to 10.999                                     106       11,845,595         2.18     111,751          585        86.60
11.000 to 11.999                                      14        1,618,344         0.30     115,596          577        81.88
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately
7.128% per annum.

                                 NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
NEXT INTEREST ADJUSTMENT DATE                  LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Fixed-Rate Mortgage Loans                          1,385     $132,790,791        24.39     $95,878          619       81.60%
October 2006                                           1          242,511         0.04     242,511          540        68.00
December 2006                                          1          137,906         0.03     137,906          597        60.00
January 2007                                           1          198,000         0.04     198,000          606        88.00
May 2007                                               1          294,708         0.05     294,708          611        80.00
July 2007                                              1          366,380         0.07     366,380          650        80.00
August 2007                                            3          492,277         0.09     164,092          633        88.99
September 2007                                         2          239,781         0.04     119,891          633        80.00
October 2007                                           2          357,214         0.07     178,607          612        80.00
November 2007                                          5          643,711         0.12     128,742          637        77.06
December 2007                                          3          426,461         0.08     142,154          575        85.48
January 2008                                          10        1,465,163         0.27     146,516          599        85.76
February 2008                                          7        1,033,510         0.19     147,644          596        83.49
March 2008                                            31        5,155,617         0.95     166,310          606        84.04
April 2008                                           105       17,212,277         3.16     163,926          614        82.95
May 2008                                             287       45,111,398         8.29     157,183          616        83.84
June 2008                                          1,392      223,957,134        41.14     160,889          610        82.33
July 2008                                            417       70,479,466        12.95     169,016          603        80.99
February 2009                                          1          156,720         0.03     156,720          665        80.00
March 2009                                             2          308,697         0.06     154,348          585        91.46
April 2009                                             2          314,225         0.06     157,113          611        81.64
May 2009                                              19        3,252,063         0.60     171,161          611        86.20
June 2009                                            143       24,422,071         4.49     170,784          619        82.27
July 2009                                             69       10,557,447         1.94     153,006          607        80.38
April 2011                                             1          358,587         0.07     358,587          628        68.00
May 2011                                               2          254,400         0.05     127,200          680        80.00
June 2011                                              9        1,817,475         0.33     201,942          629        81.40
July 2011                                             12        2,292,890         0.42     191,074          637        82.53
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24 months.

                                    BACK-END DEBT TO INCOME RATIO OF THE AGGREGATE LOANS
                                                                                                     WEIGHTED     WEIGHTED
                                                                              % OF      AVERAGE       AVERAGE      AVERAGE
                                             NUMBER OF       PRINCIPAL      PRINCIPAL   PRINCIPAL     CREDIT      ORIGINAL
CATEGORY                                       LOANS          BALANCE        BALANCE     BALANCE       SCORE         LTV
------------------------------------------- ------------- ---------------- ------------ ----------- ------------ ------------
N/A                                                  197      $23,359,807         4.29    $118,578          610       79.91%
20.00 or less                                         98       11,548,956         2.12     117,846          604        77.38
20.01 - 25.00                                        138       17,165,323         3.15     124,386          604        77.92
25.01 - 30.00                                        235       29,363,063         5.39     124,949          605        79.73
30.01 - 35.00                                        375       47,990,254         8.82     127,974          615        82.14
35.01 - 40.00                                        581       78,335,422        14.39     134,829          613        81.61
40.01 - 45.00                                        782      112,860,146        20.73     144,322          615        82.78
45.01 - 50.00                                      1,169      172,900,232        31.76     147,904          615        83.08
50.01 - 55.00                                        337       50,376,478         9.25     149,485          606        82.98
55.00 - 60.00                                          2          439,200         0.08     219,600          626        76.79
TOTAL:                                             3,914     $544,338,881       100.00    $139,075          613       82.11%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans will be approximately 42.00%.

                                          RATING AGENCY CONTACTS

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 MOODY'S:                                Shacar Gonen                                           (212) 553-3711
 S&P:                                    Amy Samuels                                            (212) 438-2874
 FITCH:                                  Marc Lessner                                           (212) 908-0693

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